Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 28, 2014, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the NorthStar Realty Finance Corp. Annual Report on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the following Registration Statements:

•	Form S-8 (File No. 333-120025, effective April 13, 2007), pertaining to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, as amended;

•	Form S-8 (File No. 333-143549, effective June 6, 2007), pertaining to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, as amended;

•	Form S-8 (File No. 333-182067, effective June 12, 2012), the NorthStar Realty Finance Corp. Amended and Restated 2004 Omnibus Stock Incentive Plan;

•	Form S-8 (File No. 333-189016, effective May 31, 2013), pertaining to the NorthStar Realty Finance Corp. Second Amended and Restated 2004 Omnibus Stock Incentive Plan;

•	Form S-8 (File No. 333-132891, effective March 31, 2006), pertaining to the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan;

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Form S-3 (File No. 333-186743, effective on February 19, 2013), pertaining to the automatic shelf registration of common stock, preferred stock, depository shares, debt securities, warrants and units of NorthStar Realty Finance Corp. that may be issued or sold from time to time;

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Form S-3, as amended (File No. 333-180256, effective April 27, 2012), pertaining to the shelf registration of common stock, preferred stock, depositary shares, debt securities, warrants or units of NorthStar Realty Finance Corp. that may be issued or sold from time to time;

•	Form S-3, as amended (File No. 333-146679, effective October 3, 2008), pertaining to the resale registration of NorthStar Realty Finance Corp. common stock;

•	Form S-3, as amended (File No. 333-175259, effective September 13, 2011), pertaining to the resale registration of NorthStar Realty Finance Corp. common stock;

•	Form S-3, as amended (File No. 333-184356, effective January 7, 2013), pertaining to the resale registration of NorthStar Realty Finance Corp. common stock;

•	Form S-3, as amended (File No. 333-190532, effective August 9, 2013), pertaining to the resale registration of NorthStar Realty Finance Corp. common stock; and

•	Form S-3D (File No. 333-179646, effective February 23, 2012), pertaining to the NorthStar Realty Finance Corp. Dividend Reinvestment Plan, as amended.

/s/ GRANT THORNTON LLP
New York, New York
February 28, 2014